UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2008

FORCE ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52494
(Commission File Number)

Not Applicable
(IRS Employer Identification No.)

601 – 8623 Granville Street, Vancouver, British Columbia V6P 5A2
(Address of principal executive offices and Zip Code)

(778) 235-6658
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement Item 8.01 Other Events

On April 16, 2008, we entered into an Advisory and Business Consulting Services Agreement with Robert Perry whereby Robert Perry has agreed to provide legal consulting services to our company in consideration of the payment of an hourly or daily rate and the issuance of 100,000 shares of common stock of our company, which shares will be issued on or before May 16, 2008.

On April 16, 2008, we entered into an Advisory and Business Consulting Services Agreement with Leon Hinton whereby Leon Hinton has agreed to provide consulting services to our company in consideration of the payment of an hourly or daily rate and the issuance of 100,000 shares of common stock of our company, which shares will be issued on or before May 16, 2008.

On April 16, 2008, we entered into an Advisory and Business Consulting Services Agreement with Bourgeois Energy, Inc. whereby Bourgeois Energy has agreed to provide consulting services to our company in consideration of the payment of an hourly or daily rate and the issuance of 100,000 shares of common stock of our company, which shares will be issued on or before May 16, 2008.

Mr. Bourgeois is brings 25 years of executive experience in all phases of oil & gas exploration and development to Force Energy. Mr. Bourgeois holds a B.S. in Petroleum Geology from the University of Louisiana, Lafayette. With successful discoveries as Geophysical Engineer / Geologist for major oil companies such as Sunoco, Inc. and Oryx Energy – Mr. Bourgeois brings a unique blend of technical competence and business acumen to the company. His geographic areas of expertise include the Gulf Coast, Rocky Mountain Region, Mexico, Brazil, Australia, and the North Sea.

Mr. Hinton is currently a partner and vice president of Cornerstone Natural Resources LLC – an oil and gas exploration and production company located near Denver, Colorado. Following his seven years as a Commissioned Officer, Infantry Branch, in the U.S Army, Mr. Hinton commenced his petroleum industry career beginning with Texaco in 1973. During his 35 years in the oil-patch, Mr. Hinton has held managerial and vice presidential positions with Snyder Oil Company, Husky Oil Company, and Sun Exploration and Production Company.

Robert B. Perry has a Masters in Law in Taxation from Georgetown University in DC. After working for the Department of Treasury from 1973 - 1979 he went on to working for Sun Company and Sun Oil Company from 1979 - 1986. For the past 23 years Mr. Perry has been working as a sole practitioner who specializes in Tax and is Board Certified in Tax Law by the Texas Board of Specialization. He has presented cases before the 5th circuit (Texas cases) and 10th circuit (Colorado cases) and U.S. Supreme Court.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Advisory and Business Consulting Services Agreement dated April 16, 2008 with Robert B. Perry

10.2	Advisory and Business Consulting Services Agreement dated April 16, 2008 with Leon Hinton

10.3	Advisory and Business Consulting Services Agreement dated April 16, 2008 with Bourgeois Energy, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORCE ENERGY CORP.

/s/ Rahim Rayani
Rahim Rayani
President, Chief Executive Officer,
Chief Financial Officer and Director

Date: May 1, 2008